As filed with the Securities and Exchange Commission on November 25, 2013

Registration No. 333‑69594

Effective September 18, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Post-Effective Amendment No. 2

to

FORM S‑8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

____________________

Supertex, Inc.

(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	94-2328535 (I.R.S. Employer Identification No.)

1235 Bordeaux Drive Sunnyvale, California 94089 (Address of principal executive offices)	94089 (Zip Code)
Supertex, Inc. 2001 Stock Option Plan
(Full title of the plans)

Henry C. Pao President and Chief Executive Officer Supertex, Inc. 1235 Bordeaux Drive Sunnyvale, California 94089 (408) 222-8888 (Name, address and telephone number of agent for service)	Copy to: Stephen M. Wurzburg Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

☐  Large accelerated filer     ☒ Accelerated filer ☐   Non-accelerated filer             ☐  Smaller reporting company

     (Do not check if smaller

      reporting company)

CALCULATION OF REGISTRATION FEE

Not Applicable

____________________

This Post-Effective Amendment No. 2 to Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act.

De-Registration of Securities

On August 14, 2009, Registrant adopted its 2009 Equity Incentive Plan (the “2009 Plan”).  Among the shares reserved for issuance under the 2009 Plan were (a) the 159,509 shares originally reserved under the 2001 Stock Option Plan (the “2001 Plan”) which as of August 14, 2009, were not subject to currently outstanding options under the 2001 Plan and which had not been issued pursuant to the prior exercise of options granted under the 2001 Plan and (b) those of the 1,440,400 shares subject to stock options  outstanding under the 2001 Plan as of August 14, 2009, which subsequently lapsed or otherwise terminated prior to exercise.    On June 17, 2010, in Registration Statement number 333-167578 on Form S-8, Registrant registered such 159,509 shares and the 21,760 of such 1,440,400 shares which had been subject to options which had lapsed or otherwise terminated prior to exercise between August 14, 2009, and June 16, 2010.   Also on June 17, 2010,  in Post-Effective Amendment No. 1, Registrant de-registered and otherwise removed from registration such 181,269 shares of common stock which had been previously registered under Registration Statement 333-69594.

Between June 17, 2010, and October 31, 2013, an additional 369,602 of such 1,440,400 shares which had been subject to stock options outstanding under the 2001 Plan as of August 14, 2009, either lapsed or otherwise terminated prior to exercise.  On November 25, 2013, in Registration Statement number 333-192523 on Form S-8, Registrant registered such 369,602 shares.    Effective upon filing of this Post-Effective Amendment No. 2, Registrant hereby de-registers and otherwise removes from registration such 369,602 shares of common stock which had been previously registered under Registration Statement 333-69594.

As additional options lapse under the 2001 Plan, Registrant may register the underlying shares as shares reserved under the 2009 Plan and may de-register the underlying shares as shares no longer reserved under the 2001 Plan in a subsequent post-effective amendment to Registration Statement 33-69594.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sunnyvale, State of California, on the 25th day of November 2013.

Supertex, Inc.

By	/s/ Henry C. Pao
Henry C. Pao
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title**	Date

/s/ Henry C. Pao	President, Chief Executive Officer (Principal Executive Officer),	November 25, 2013
Henry C. Pao	Chief Financial Officer (Principal Financial Officer), and Director

/s/ Benedict C.K. Choy*	Director	November 25, 2013
Benedict C.K. Choy

/s/ Milton Feng*	Director	November 25, 2013
Milton Feng

/s/ Mark Loveless*	Director	November 25, 2013
Mark Loveless

/s/ Elliott Schlam*	Director	November 25, 2013
Elliott Schlam

/s/ Richard Siegel*	Director	November 25, 2013
Richard Siegel
*By Henry C. Pao, as attorney-in-fact	** As of September 18, 2001